Exhibit 99.1

SONUS NETWORKS REPORTS

2010 SECOND QUARTER RESULTS

Westford, MA, August 3, 2010 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next generation IP-based network solutions, today announced results for the quarter ended June 30, 2010.

Revenue for the second quarter of fiscal 2010 was $61.2 million, compared to $62.4 million in the first quarter of fiscal 2010 and $61.6 million for the second quarter of fiscal 2009.  The Company’s net income on a GAAP basis for the second quarter of fiscal 2010 was $0.3 million, or $0.00 per diluted share, compared to a net loss of $0.1 million, or $0.00 per share, for the first quarter of fiscal 2010, and net income of $4.4 million, or $0.02 per diluted share, for the second quarter of fiscal 2009.

“We are pleased with our solid operating results in the second quarter,” said Richard Nottenburg, President and Chief Executive Officer of Sonus Networks.  “During the quarter, we successfully launched the NBS-5200 Network Border Switch on our next generation ConnexIP platform and are pleased with the traction we have made to date.”

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its second quarter 2010 results as well as certain forward-looking information today at 4:45 p.m. ET.

To listen live via telephone:

Dial-in number: 800-671-2810

International Callers: +1 303-223-2684

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To listen via internet:

Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy/routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended March 31, 2010 and Form 10-Q for the quarter ended June 30, 2010, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Wayne Pastore 978-614-8291 wpastore@sonusnet.com	Fran Murphy 978-614-8148 fmurphy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Revenue:
Product	$36,796	$36,278	$36,320
Service	24,385	26,130	25,287
Total revenue	61,181	62,408	61,607

Cost of revenue:
Product	10,826	12,301	10,747
Service	11,842	11,929	10,568
Total cost of revenue	22,668	24,230	21,315

Gross profit	38,513	38,178	40,292

Gross profit %
Product	70.6%	66.1%	70.4%
Service	51.4%	54.3%	58.2%
Total gross profit %	62.9%	61.2%	65.4%

Operating expenses:
Research and development	15,106	14,940	15,501
Sales and marketing	12,392	13,594	12,344
General and administrative	10,971	10,144	10,186
Restructuring	—	—	(7)
Total operating expenses	38,469	38,678	38,024

Income (loss) from operations	44	(500)	2,268
Interest expense	(30)	(13)	8
Interest income	466	515	1,077
Other income, net	1	10	19

Income before income taxes	481	12	3,372
Income tax benefit (provision)	(170)	(146)	1,011

Net income (loss)	$311	$(134)	$4,383

Earnings (loss) per share:
Basic
Diluted	$—	$—	$0.02
	$—	$—	$0.02
Shares used to compute earnings (loss) per share:
Basic	275,051	274,701	273,543
Diluted	276,314	274,701	273,768

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Six months ended
	June 30,	June 30,
	2010	2009
Revenue:
Product	$73,074	$55,723
Service	50,515	46,896
Total revenue	123,589	102,619

Cost of revenue:
Product	23,127	16,881
Service	23,771	22,231
Total cost of revenue	46,898	39,112

Gross profit	76,691	63,507

Gross profit %
Product	68.4%	69.7%
Service	52.9%	52.6%
Total gross profit %	62.1%	61.9%

Operating expenses:
Research and development	30,046	31,854
Sales and marketing	25,986	24,491
General and administrative	21,115	20,681
Restructuring	—	1,977
Total operating expenses	77,147	79,003

Loss from operations	(456)	(15,496)
Interest expense	(43)	(71)
Interest income	981	2,726
Other income, net	11	12

Income (loss) before income taxes	493	(12,829)
Income tax benefit (provision)	(316)	985

Net income (loss)	$177	$(11,844)

Earnings (loss) per share:
Basic
Diluted	$—	$(0.04)
	$—	$(0.04)
Shares used to compute earnings (loss) per share:
Basic	274,877	273,320
Diluted	276,038	273,320

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$103,788	$125,323
Marketable securities	249,393	239,223
Accounts receivable, net	40,188	47,998
Inventory, net	21,181	21,925
Deferred income taxes	669	562
Other current assets	20,394	17,508
Total current assets	435,613	452,539

Property and equipment, net	14,355	14,646
Intangible assets, net	2,065	341
Goodwill	5,053	5,053
Investments	66,474	49,598
Deferred income taxes	780	711
Other assets	22,623	17,849
	$546,963	$540,737

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,619	$5,337
Accrued expenses	17,584	19,292
Current portion of deferred revenue	57,141	74,748
Current portion of long-term liabilities	484	753
Total current liabilities	93,828	100,130

Deferred revenue	31,703	25,242
Long-term liabilities	1,042	1,127
Total liabilities	126,573	126,499

Commitments and contingencies

Stockholders equity:
Common stock	278	277
Additional paid-in capital	1,292,492	1,286,326
Accumulated deficit	(878,633)	(878,810)
Accumulated other comprehensive income	6,520	6,712
Treasury stock	(267)	(267)
Total stockholders’ equity	420,390	414,238
	$546,963	$540,737

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$177	$(11,844)
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	4,804	5,004
Amortization of intangible assets	276	153
Stock-based compensation	5,698	6,750
Loss on disposal of property and equipment	59	15
Deferred income taxes	—	(208)
Changes in operating assets and liabilities:
Accounts receivable	7,778	37,714
Inventory	(5,201)	(5,204)
Other operating assets	261	(13,472)
Accounts payable	12,989	1,204
Accrued expenses	(1,828)	(11,275)
Accrued litigation settlements	—	(100)
Deferred revenue	(11,181)	3,645
Net cash provided by operating activities	13,832	12,382

Cash flows from investing activities:
Purchases of property and equipment	(4,276)	(3,352)
Purchase of intangible assets	(2,000)	—
Purchases of marketable securities	(168,953)	(61,926)
Sale/maturities of marketable securities	139,620	153,738
Increase in litigation settlement escrow	—	(9,500)
Net cash provided by (used in) investing activities	(35,609)	78,960

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	609	529
Proceeds from exercise of stock options	61	1
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(257)	(287)
Principal payments of capital lease obligations	(110)	(124)
Net cash provided by financing activities	303	119

Effect of exchange rate changes on cash and cash equivalents	(61)	407

Net increase (decrease) in cash and cash equivalents	(21,535)	91,868
Cash and cash equivalents, beginning of year	125,323	122,207
Cash and cash equivalents, end of period	$103,788	$214,075

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Stock-based compensation
Cost of revenue - product	$89	$71	$115	$160	$231
Cost of revenue - service	404	419	387	823	852
Cost of revenue	493	490	502	983	1,083

Research and development expense	665	606	1,102	1,271	1,869
Sales and marketing expense	688	729	1,490	1,417	2,534
General and administrative expense	1,366	661	616	2,027	1,264
Operating expense	2,719	1,996	3,208	4,715	5,667

Total stock-based compensation	$3,212	$2,486	$3,710	$5,698	$6,750

Amortization of intangible assets
Cost of revenue - product	$38	$38	$48	$76	$144
Research and development	100	100	—	200	—
Total amortization of intangible assets	$138	$138	$48	$276	$144